                                                                    Exhibit 28.F

                   CERTIFICATEHOLDER'S PAYMENT DATE STATEMENT
                      First USA Bank, National Association

                          FIRST CHICAGO MASTER TRUST II
                                  Series 1997-U
                                  June 12, 2002

Under the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of June 1, 1990 as amended and restated as of September 1, 1999, by and between First USA Bank, National Association,, as Seller and Servicer ("First USA"), and Norwest Bank Minnesota, National Association, as Trustee, (the "Trustee"), as amended and supplemented by the Series 1997-U Supplement dated as of October 1, 1997 by and between First USA and the Trustee, First USA, as Servicer, is required to prepare certain information for each Payment Date regarding current distributions to Class A Certificateholders and the performance of the First Chicago Master Trust II (the "Trust") during the previous period. The information which is required to be prepared with respect to the distribution on the June 17, 2002 Payment Date and with respect to the performance of the Trust during the Due Period for such Payment Date is set forth below. Certain of the information is presented on the aggregate amounts for the Trust as a whole. All capitalized terms used herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

A. Information Regarding the Current Distribution (Stated on the Basis of $1,000 Original Principal Amount)

     1.   The total amount of the distribution to Class A Adjusted
          Certificateholders on the Payment Date per $1,000 interest.              $           1.792

     2.   The amount of the distribution set forth in paragraph 1 above in respect of principal on the Class A Adjusted Certificates, per $1,000
          interest                                                                 $           0.000

     3.   The amount of the distribution set forth in paragraph 1 above in respect of interest on the Class A Adjusted Certificates, per $1,000
          interest                                                                 $           1.792

B. Information Regarding the Performance of the Trust

    1.  Collections of Receivables
    -------------------------------

     a.   The aggregate amount of Collections of Receivables processed for the
          Due Period with respect to the current Distribution Date which were
          allocated in respect of the Investor Certificates of all Series          $1,337,377,559.40

     b.   The aggregate amount of Collections of Receivables processed for the
          Due Period with respect to the current Distribution Date which were
          allocated in respect of the Series 1997-U Certificates                   $  158,439,308.28

     c.   The aggregate amount of Collections of Receivables processed for the
          Due Period with respect to the current Distribution Date which were
          allocated in respect of the Class A Certificates                         $  138,634,394.49

     d.   The amount of Collections of Receivables processed for the Due Period with respect to the current Distribution Date which were allocated in
          respect of the Class A Adjusted Certificates, per $1,000 interest        $         346.586

     e.   The amount of Excess Spread for the Due Period with respect to the
          current Distribution Date                                                $    4,423,799.36

     f.   The amount of Reallocated Principal Collections for the Due Period
          with respect to the current Distribution Date allocated in respect of
          the Class A Certificates                                                 $            0.00

     g.   The amount of Excess Finance Charge Collections allocated in respect
          of the Series 1997-U Certificates, if any                                $            0.00

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                                                                   Series 1997-U

     h.   The amount of Excess Principal Collections allocated in respect of the
          Series 1997-U Certificates, if any                                       $             0.00

     2.   Receivables in Trust
     -------------------------

     a.   Aggregate Principal Receivables for the Due Period with respect to the current Distribution Date (which reflects the Principal Receivables represented by the Exchangeable Seller's Certificate and by the
          Investor Certificates of all Series)                                     $13,372,845,795.49

     b.   The amount of Principal Receivables in the Trust represented by the
          Series 1997-U Certificates (the "Adjusted Invested Amount") for the
          Due Period with respect to the current Distribution Date                 $   457,142,858.00

     c.   The amount of Principal Receivables in the Trust represented by the
          Class A Certificates (the "Class A Adjusted Invested Amount") for the
          Due Period with respect to the current Distribution Date                 $   400,000,000.00

     d.   The Invested Amount for the Due Period with respect to the current
          Distribution Date                                                        $   457,142,858.00

     e.   The Class A Invested Amount for the Due Period with respect to the
          current Distribution Date                                                $   400,000,000.00

     f.   The Invested Percentage with respect to Finance Charge Receivables
          (including Interchange) and Defaulted Receivables for the Series
          1997-U Certificates for the Due Period with respect to the current
          Distribution Date                                                                     3.418%

     g.   The Invested Percentage with respect to Principal Receivables for the
          Series 1997-U Certificates for the Due Period with respect to the
          current Distribution Date                                                             3.418%

     h.   The Class A Floating Percentage for the Due Period with respect to the
          current Distribution Date                                                            87.500%

     i.   The Class A Principal Percentage for the Due Period with respect to
          the current Distribution Date                                                        87.500%

     j.   The Collateral Floating Percentage for the Due Period with respect to
          the current Distribution Date                                                        12.500%

     k.   The Collateral Principal Percentage for the Due Period with respect to
          the current Distribution Date                                                        12.500%

     3.   Delinquent Balances
     ------------------------

          The aggregate amount of outstanding balances in the Accounts which were 30 or more days delinquent as of the end of the Due Period for
          the current Distribution Date                                            $   492,004,330.97

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                                                                   Series 1997-U

     4.   Investor Default Amount
     ----------------------------

     a. The aggregate amount of all Defaulted Receivables written off as uncollectible during the Due Period with respect to the current
          Distribution Date allocable to the Series 1997-U Certificates (the
          "Investor Default Amount")

          1.   Investor Default Amount                                             $2,472,949.68
          2.   Recoveries                                                          $  153,877.84
          3.   Net Default Receivables                                             $2,319,071.84

     b.   The Class A Investor Default Amount

          1.   Investor Default Amount                                             $2,163,830.97
          2.   Recoveries                                                          $  134,643.11
          3.   Net Default Receivables                                             $2,029,187.86

     c.   The Collateral Investor Default Amount

          1.   Investor Default Amount                                             $  309,118.71
          2.   Recoveries                                                          $   19,234.73
          3.   Net Default Receivables                                             $  289,883.98

     5.   Investor Charge-offs.
     --------------------------

     a.   The amount of the Class A Adjusted Investor Charge-Offs per $1,000
          interest after reimbursement of any such Class A Adjusted Investor
          Charge-Offs for the Due Period with respect to the current
          Distribution Date                                                        $        0.00

     b.   The amount attributable to Class A Adjusted Investor Charge-Offs, if any, by which the principal balance of the Class A Adjusted
          Certificates exceeds the Class A Adjusted Invested Amount as of the end of the day on the Record Date with respect to the current
          Distribution Date                                                        $        0.00

     c.   The amount of the Collateral Charge-Offs, if any, for the Due Period
          with respect to the current Distribution Date                            $        0.00

     6.   Monthly Servicing Fee
     --------------------------

     a.   The amount of the Monthly Servicing Fee payable from available funds by the Trust to the Servicer with respect to the current Distribution
          Date                                                                     $   95,238.10

     b.   The amount of the Interchange Monthly Servicing Fee payable to the
          Servicer with respect to the current Distribution Date                   $  476,190.48

     7.   Available Cash Collateral Amount
     -------------------------------------

     a.   The amount, if any, withdrawn from the Cash Collateral Account for the
          current Distribution Date (the "Withdrawal Amount")                      $        0.00

     b.   The amount available to be withdrawn from the Cash Collateral Account as of the end of the day on the current Distribution Date, after giving effect to all withdrawals, deposits and payments to be made on such Distribution Date (the "Available Cash Collateral Amount" for the
          next Distribution Date)                                                  $4,571,429.00

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                                                                  Series: 1997-U

     c.   The amount as computed in 7.b as a percentage of the Class A Adjusted
          Invested Amount after giving effect to all reductions thereof on the
          current Distribution Date                                                         1.143%

     8.   Collateral Invested Amount
     -------------------------------

     a.   The Collateral Invested Amount for the current Distribution Date         $57,142,858.00

     b.   The Collateral Invested Amount after giving effect to all withdrawals,
          deposits, and payments on the current Distribution Date                  $57,142,858.00

     9.   Total Enhancement
     ----------------------

     a.   The total Enhancement for the current Distribution Date                  $61,714,287.00

     b.   The total Enhancement after giving effect to all withdrawals, deposits
          and payments on the current Distribution Date                            $61,714,287.00

C.   The Pool Factor
--------------------

          The Pool Factor (which represents the ratio of the Class A Adjusted
          Invested Amount on the last day of the month ending on the Record Date adjusted for Class A Adjusted Investor Charge-Offs set forth in B.5.a above and for the distributions of principal set forth in A.2 above to the Class A Adjusted Initial Invested Amount). The amount of a Class A
          Adjusted Certificateholder's pro rata share of the Class A Adjusted
          Invested Amount can be determined by multiplying the original denomination of the holder's Class A Adjusted Certificate by the Pool
          Factor                                                                     100.00000000%

D.   Principal Funding Account
------------------------------

     1.   The Principal Funding Investment Proceeds deposited in the Collection
          Account for the current Distribution Date to be treated as Class A
          Available Funds                                                          $         0.00

     2.   The Excess Principal Funding Investment Proceeds for the current
          Distribution Date                                                        $         0.00

     3.   The Principal Funding Account Balance as of the end of the day on the
          current Distribution Date                                                $         0.00

     4.   The Deficit Controlled Accumulation Amount for the preceding Due
          Period                                                                   $         0.00

E.   Reserve Account
--------------------

     1.   The Reserve Draw Amount for the current Distribution Date                $         0.00

     2.   The amount on deposit in the Reserve Account as of the end of the day on the current Distribution Date (the "Available Reserve Account
          Amount" for the next Distribution Date)                                  $         0.00

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CERTIFICATEHOLDER'S PAYMENT DATE STATEMENT
Signature Page

                                     First USA Bank, National Association
                                        as Servicer


                                     By: /s/ Tracie Klein
                                         ---------------------------------------
                                             TRACIE KLEIN
                                     Title:  FIRST VICE PRESIDENT